UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2025

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Construction Partners, Inc. (the “Company”), certain of its wholly owned subsidiaries in their capacity as co-borrowers (collectively with the Company, the “Existing Borrowers”), and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the Existing Borrowers, the “Existing Loan Parties”) are party to that certain Third Amended and Restated Credit Agreement with PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint lead arranger, and certain other lenders party thereto (as amended from time to time, the “Existing Term Loan A / Revolver Credit Agreement”).

On June 30, 2025 (the “Effective Date”), the Existing Loan Parties entered into the Fifth Amendment to the Existing Term Loan A / Revolver Credit Agreement (the “Amendment,” and the Existing Term Loan A / Revolver Credit Agreement, as amended by the Amendment, the “Amended Term Loan A / Revolver Credit Agreement”) to, among other things, (i) increase the existing revolving credit facility under the Existing Term Loan A / Revolver Credit Agreement from $400.0 million to $500.0 million (the “Increased Revolving Credit Facility”), (ii) increase the existing term loan facility under the Existing Term Loan A / Revolver Credit Agreement from $400.0 million to $600.0 million (the “Increased Term Loan A”), (iii) permit the Borrowers (as defined below) to request one or more incremental term loans or an increase in the commitments under the Increased Revolving Credit Facility (in either case, an “Incremental Facility”) in an aggregate principal amount of up to the greater of (a) $400.0 million and (b) the amount of Consolidated Adjusted EBITDA (as defined in the Amended Term Loan A / Revolver Credit Agreement) of the Company for the immediately preceding four-fiscal-quarter period, on the same terms as the Increased Term Loan A or the Increased Revolving Credit Facility, as applicable, including pricing, and, in the case of an Incremental Facility that is a term loan, the then-applicable amortization rate, and (iv) extend the maturity date for all outstanding borrowings under the Amended Term Loan A / Revolver Credit Agreement to June 28, 2030. The availability of one or more Incremental Facilities is subject to the satisfaction of certain conditions as set forth in the Amended Term Loan A / Revolver Credit Agreement.

The Amendment also (i) modifies certain negative covenants, (ii) removes the financial covenant requiring the Company’s consolidated fixed charge coverage ratio to exceed certain minimum levels and replaces it with a financial covenant requiring the Company’s consolidated interest coverage ratio to equal or exceed 3.00 to 1.00, and (iii) adjusts the maximum consolidated net leverage ratio permitted under the Amended Term Loan A / Revolver Credit Agreement as follows: (a) for each fiscal quarter ending on or prior to December 31, 2025, a maximum consolidated net leverage ratio of 4.50 to 1.00; (b) for each fiscal quarter ending March 31, 2026 through and including September 30, 2026, a maximum consolidated net leverage ratio of 4.25 to 1.00; (c) for each fiscal quarter ending December 31, 2026 through and including June 30, 2027, a maximum consolidated net leverage ratio of 4.00 to 1.00; and (d) for each fiscal quarter ending September 30, 2027 and thereafter, a maximum consolidated net leverage ratio of 3.75 to 1.00. Additionally, the Amendment removes the 0.10% adjustment to SOFR-based interest rates such that the annual interest rates under the Amended Term Loan A / Revolver Credit Agreement will be calculated, at the Company’s option, by using either a base rate, Term SOFR or (solely with respect to the Increased Revolving Credit Facility) Daily Simple SOFR, in each case, plus an applicable margin percentage that corresponds to the Company’s consolidated net leverage ratio.

In addition, in connection with the Amendment, each of TD Bank, N.A. and City National Bank became a joint lead arranger and certain additional subsidiaries of the Company were joined as borrowers (collectively with the Existing Borrowers, the “Borrowers,” and the Borrowers, collectively with the Existing Loan Parties, the “Loan Parties”).

A portion of the proceeds from the Increased Term Loan A were used to pay off the outstanding principal balance under the Increased Revolving Credit Facility. Accordingly, as of the Effective Date, after giving effect to the Amendment, no amounts were outstanding under the Increased Revolving Credit Facility, and $600.0 million of principal was outstanding under the Increased Term Loan A. Except as modified by the Amendment, the terms of the Existing Term Loan A / Revolver Credit Agreement remain the same.

The lenders that are parties to the Amended Term Loan A / Revolver Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Loan Parties and to persons and entities with relationships with the Loan Parties, for which they received or will receive customary fees and expenses.

The foregoing description of the Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of June 30, 2025, by and among Construction Partners, Inc., each of its wholly owned subsidiaries, as co-borrowers, certain of its wholly owned subsidiaries, as guarantors, PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, BofA Securities, Inc., TD Bank, N.A., Regions Bank and City National Bank, each as a joint lead arranger, and certain other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: July 2, 2025	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman Senior Vice President and Chief Financial Officer